Exhibit 10.3

INVESCO LTD.

2008 GLOBAL EQUITY INCENTIVE PLAN

SHARE AWARD FOR NON-EXECUTIVE DIRECTORS

This Share Award issued by Invesco Ltd. (the “Company”) sets forth the terms of an Award of Shares granted to you pursuant to Section 9 of the Invesco Ltd. 2008 Global Equity Incentive Plan (the “Plan”). (All capitalized terms herein have the meanings given them in the Plan.)

Name: _______________________________________________

Grant Date:	__________ Number of Shares: _____

Vesting: This Award of Shares is granted to you as part of your compensation as a non-executive director of the Company and is 100% vested and nonforfeitable as of the Grant Date.

Transferability: The Shares subject to this Award may not be sold or otherwise transferred or disposed of during your service as a non-executive director of the Company.

The Company may request that you execute such documents and take such actions as the Company may from time to time require with respect to applicable U.S. state, federal and any non-U.S. securities laws and any applicable restrictions on resale of the Shares granted hereby.

This Share Award is subject to the terms and conditions of the Plan. The terms of this Share Award may be amended only by a written agreement signed by the Company.

Dated this ____ day of ______, 20__.

INVESCO LTD.
_______________________________
By: Kevin M. Carome Senior Managing Director and General Counsel